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                                                                   Exhibit 99.1

For further information please contact:

Neal L. Miller
Executive Vice President & Chief Financial Officer
U.S. RealTel, Inc.
Phone: (404) 442-0234

                 U.S. REALTEL REPORTS THIRD QUARTER RESULTS AND
                THE APPOINTMENT OF A NEW CHIEF FINANCIAL OFFICER

ATLANTA, November 11, 2003 - U.S. RealTel, Inc. (OTCBB: USRT), a national broadband services holding company operating primarily through its wholly owned subsidiary, Cypress Communications, Inc., today reported its consolidated operating and financial results for its third quarter ended September 30, 2003. In addition, the company is pleased to announce that it has named Mr. Neal L. Miller as Chief Financial Officer effective November 1, 2003. Mr. Gregory P. McGraw, President and Chief Operating Officer, had previously also held the position of Chief Financial Officer since the 2002 acquisition of Cypress Communications, Inc., by U.S. RealTel, Inc.

SIGNIFICANT EVENTS

         - In July, U.S. RealTel's wholly owned subsidiary, Cypress Communications, completed the purchase of certain assets of E-Building Solutions, Inc., a Southern California building centric data services provider. The acquisition is expected to allow the company to effectively expand its service market from Northern Los Angeles to San Diego.

         - During the quarter, the company also completed the assignment of certain significant network circuit agreements from Qwest and Verizon that were delayed due to Worldcom's bankruptcy filing. These agreements were part of the company's earlier asset acquisition of Intermedia Advanced Building Networks ("ABN/STS"), a former WorldCom division. The effect of this change in control of these agreements is expected to allow the company to more effectively manage and optimize its network configurations.

         - U. S. RealTel has appointed Mr. Neal L. Miller as the Chief Financial Officer and Treasurer of the Company and its subsidiary, Cypress Communications, Inc. effective November 1, 2003. Prior to joining U.S. RealTel, Mr. Miller was Chief Financial Officer for several public and privately held companies, most recently for CES International, Inc. and Syntellect Inc., both headquartered in Atlanta, GA. Mr. Miller began his financial career as a C.P.A. with KPMG Peat Marwick. Mr. Miller has a BBA in Accounting from Georgia State University.

FINANCIAL HIGHLIGHTS

         - Revenues for the third quarter 2003 were $21.0 million compared to revenues of $21.8 million for the second quarter of 2003. Revenues declined in the third quarter 2003 as



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               compared to the second quarter despite the additional revenues generated by the customer base we acquired from Eureka Networks. Revenues for the third quarter, excluding the additional revenues generated by the newly acquired Eureka customer base, decreased due to the effects of the negative trends in the commercial real estate industry. Revenues for the third quarter 2002 were $20.5 million, and did not include any revenues from either asset acquisitions of Eureka Networks or E-Building Solutions.

         - EBITDA (net earnings excluding net interest, income taxes, depreciation and amortization, and non-cash compensation expenses) for the third quarter was $98 thousand dollars, as compared to second quarter EBITDA of $2.1 million. EBITDA is presented because it is a widely accepted performance indicator, although it should be noted that it is not a measure of liquidity or of financial performance under generally accepted accounting principles ("GAAP"). The EBITDA numbers presented may not be comparable to similarly titled measures reported by other companies. EBITDA, while providing useful information, should not be considered in isolation or as an alternative to net income or cash flows as determined under GAAP. All EBITDA figures are exclusive of non-cash employee compensation charges.

     Consistent with Securities and Exchange Commission ("SEC") Regulation G, the following table provides a reconciliation of EBITDA to the GAAP measure of net loss:


                                                         Q2              Q3
                                                       -------         -------

Net loss, as reported                                  $   (56)        $(1,830)
Adjustments:
  Depreciation & amortization                            1,163           1,154
  Interest income                                           (7)             (2)
  Interest expense                                         648             724
  Non-cash compensation expense                            333              52
                                                       -------         -------
EBITDA                                                 $ 2,081         $    98
                                                       =======         =======

         - The Company reported a net loss of $(1,830,000) or $(0.31) per share for the third quarter of 2003, compared with a net loss of $(56,000) or $(0.01) per share in the second quarter 2003. The weighted average number of common shares outstanding for the three months ending June 30, 2003 and the three months ending September 30, 2003 was 5,874,000.

         - As of September 30, 2003, cash, cash equivalents, and short-term investments totaled $3.1 million.

"As we continue to actively manage and reduce our network spending in step with the lackluster trends in the commercial real estate industry, our business remains closely tied to leasing activity in the "on net" 1000+ buildings in which we provide hosted PBX and Internet services," said Charles B. McNamee, Chief Executive Officer of U.S. RealTel and Cypress Communications. "However, we believe that the commercial real estate industry has shown recent signs towards



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beginning to stabilize, and we are strategically positioning the Company to react to any increase in demand for our bundled services."

NEW PRODUCT BUNDLING

         - During the third quarter, the Company launched its new bundled service offering called EZ Office. EZ Office provides a robust yet simple communications offering that includes local and long distance services, internet access and an integrated digital telephone solution per business user on a single bill. By bundling these services into a single product offering, the company expects to meet a growing market demand for single source communications solutions.

         - Due to our recent certification as a fully certificated local exchange carrier ("CLEC"), we are now purchasing new unbundled network elements and wholesale services at significantly discounted rates. The transition of our existing network services onto this new wholesale platform is anticipated to be completed by the end of the year, subject to the completion of final regulatory approvals from certain state utility commissions.

ABOUT U.S. REALTEL, INC.

U.S. RealTel, Inc., (OTCBB: USRT) is a national broadband services holding company currently operating primarily through its wholly owned subsidiary, Cypress Communications, Inc. Cypress is the preferred communications service provider in more than 1,100 Class A commercial office complexes in 25 major metropolitan U.S. markets. Through Cypress Communications, U.S. RealTel maintains the nation's largest hosted PBX network supplying premium voice, Internet and video services, including high-speed broadband Internet access, e-mail and network security services, integrated voice networks and equipment, and digital business television to thousands of small and medium sized tenant businesses and consumers nationwide. U.S. RealTel is headquartered in Atlanta, GA.

For more information, please visit our website at www.usrealtel.com or call
(888) 205-6912.


SAFE HARBOR

Safe Harbor Statement under the Private Securities Reform Act of 1995: The statements contained herein, which are not historical facts, are considered forward-looking statements under federal securities laws. Such forward-looking statements are based on the beliefs of our management as well as assumptions made by and information currently available to them. The Company has no obligation to update such forward-looking statements. Actual results may vary significantly from these forward-looking statements based on a variety of factors. Certain of these important factors are described in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002.